EXHIBIT 99.1

                                [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE               Contact: Steven Dodge, Chairman
                                    Chief Executive or Joe Winn, Chief
                                    Financial Officer
                                    Telephone:  (617) 375-7500



                           AMERICAN RADIO TO FORMULATE
                                 STRATEGIC PLAN



Boston, Massachusetts -- August 20, 1997 -- American Radio Systems Corporation (NYSE-AFM) announced today that its Board of Directors has approved the retention of Credit Suisse First Boston to assist the company in developing a plan designed to maximize shareholder value. There can be no assurance that a plan can be consummated.

American Radio is the nation's fifth largest owner and operator of radio stations, with approximately 100 radio stations in Boston, Seattle, Cincinnati, Baltimore, Pittsburgh, Portland, Sacramento, St. Louis, Charlotte, Kansas City, Hartford, Las Vegas, Austin, Buffalo, San Francisco/San Jose, West Palm Beach, Rochester, and Fresno. The Company also has options and/or agreements to buy additional radio stations in Portland, San Francisco/San Jose, West Palm Beach, Kansas City, St. Louis and Riverside. It also owns and operates, giving effect to pending transactions, more than 600 communication towers throughout the United States.


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               116 Huntington Avenue, Boston, Massachusetts 02116
                        (617) 375-7500 FAX (617) 375-7575